Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, (the “Report”) of Allied Capital Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, William L. Walton, the Chief Executive Officer of the Registrant, certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William L. Walton Name: William L. Walton Date: November 13, 2003